EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judith Wawroski
Treasurer and Principal Financial Officer
International Bancshares Corporation
(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES CASH DIVIDEND

LAREDO, TX,  March 17, 2020 - International Bancshares Corporation (“IBC”)  announced today that on March 16, 2020,  IBC’s Board of Directors approved the declaration of a .55 cents per share cash dividend for shareholders of record of IBC’s common stock, $1.00 par value, as of the close of business on April 1, 2020, payable on April 17, 2020.   “This cash dividend was made possible because of our Company’s strong earnings performance augmented by the Tax Cut and Jobs Act of 2017, and the Company’s very strong capital position,” said Dennis E. Nixon, President and CEO of IBC.

IBC (NASDAQ:IBOC - News) is a multi-bank financial holding company with approximately $12.1 billion in assets headquartered in Laredo, Texas, with 188 facilities and 284 ATMs serving 88 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to future developments or events, expectations, plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties, including those detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at https://www.sec.gov/edgar.shtml or IBC’s website at https://www.ibc.com.